Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2022. Any references to the Proxy Statement included below refers to the proxy statement on file with the SEC dated January 24, 2022 and incorporated herein by reference.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of QualTek and ROCR adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses.

Introduction

ROCR is a special purpose acquisition company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. ROCR was incorporated in Delaware on February 13, 2019, as ROTH CH Acquisition III Co.

On March 5, 2021, ROCR consummated its IPO of 11,500,000 of Units, each consisting of one share of Common Stock and one-quarter of one redeemable Warrant, at a price of $10.00 per Unit, generating gross proceeds of $115.0 million, including the exercise of the underwriters’ over-allotment option. Simultaneously with the closing of the IPO, ROCR completed the private sale of an aggregate of 408,000 Private Units to its Initial Stockholders at a purchase price of $10.00 per unit, generating gross proceeds of approximately $4.1 million. Each Private Unit consists of one share of Common Stock and one-quarter of one redeemable Warrant, with each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. Following the closing of the IPO, approximately $115.0 million from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a Trust Account invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, none of the funds held in the Trust Account will be released from the Trust Account until the earlier of: (i) the consummation of our initial business combination within 24 months from the closing of the IPO and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

QualTek, through its subsidiaries, is a leading provider of communication infrastructure services including engineering, installation, fulfillment and program management, renewable energy solutions, and business continuity and disaster recovery support, delivering a full suite of critical services to the North American telecommunications and power sectors.

The unaudited pro forma condensed combined balance sheet as of October 2, 2021 combines the unaudited condensed balance sheet of ROCR as of September 30, 2021 and the unaudited consolidated balance sheet of QualTek as of October 2, 2021 on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on October 2, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended October 2, 2021 combines the unaudited condensed statement of operations of ROCR for the nine months ended September 30, 2021 with the unaudited consolidated statement of operations and comprehensive loss of QualTek for the nine months ended October 2, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2020 combines the audited statement of operations of ROCR for the year ended December 31, 2020 with the audited consolidated statement of operations and comprehensive loss of QualTek for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended October 2, 2021 and the year ended December 31, 2020 give effect as if the Business Combination and the transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The transactions contemplated by the Business Combination Agreement that are given pro forma effect include:

•	the reverse recapitalization between the Merger Subs and QualTek;

•	the actual redemption of Common Stock held by ROCR’s public stockholders;

•	the net proceeds from the issuance of ROCR Common Stock in the PIPE investment;

•	the conversion of the Pre-PIPE Notes into Class B Common Stock; and

•	the issuance of the Exchangeable Notes by ROCR.

The pro forma condensed combined financial information may not be useful in predicting the future financial conditions and results of operations of the Combined Company. The actual financial position and results of operation may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of ROCR was derived from the unaudited condensed financial statements as of and for the nine months ended September 30, 2021 and the audited financial statements of ROCR as of and for the year ended December 31, 2020, which are included in the Proxy Statement and incorporated herein by reference. The historical financial information of QualTek was derived from the unaudited consolidated financial statements as of and for the nine months ended October 2, 2021, and the audited consolidated financial statements of QualTek as of and for the year ended December 31, 2020, which are included in the Proxy Statement and incorporated herein by reference. This information should be read together with ROCR’s and QualTek’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROCR,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” and other financial information included in the Proxy Statement.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.

QualTek’s and ROCR’s management have made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

QualTek has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	QualTek will have the largest single voting interest block in the Combined Company;

•	QualTek will hold executive management roles for the Combined Company and be responsible for the day-to-day operations;

•	QualTek will have the ability to nominate all but two members of the Board following the Closing;

•	The Combined Company will assume QualTek’s name; and

•	The intended strategy of the Combined Company will continue QualTek’s current strategy of being a leader in communication infrastructure and renewable solutions.

The following summarize the pro forma Common Stock outstanding, which excludes the Private Warrants and the Public Warrants:

	Shares	%
Existing QualTek equityholders	30,688,837	60%
ROCR Public Shares	100,409	0%
Founder and Private Shares	3,283,000	6%
Pre-PIPE Shares	6,937,500	14%
PIPE Shares(1)	3,989,000	8%
Earnout Shares	6,111,111	12%
Total Common Stock	51,109,857

(1)	BCP entities will hold 750,000 of the total 3,989,000 PIPE Shares.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information is based on information and assumptions which are described in the accompanying notes.

The following unaudited pro forma condensed combined balance sheet as of October 2, 2021 and the unaudited pro forma combined statements of operations and comprehensive loss for the nine months ended October 2, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of ROCR and QualTek. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanied unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet As of October 2, 2021

 (In thousands)

	As of October 2, 2021				As of September 30, 2021			As of October 2, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$5,405	$-		$5,405	$94	115,007	B	$30,842
						35,915	C
						(1)	E
						(31,287)	F
						115,957	N
						(96,242)	O
						(114,006)	G
Accounts receivable, net of allowance	249,264	-		249,264	-	-		249,264
Inventories, net	5,633	-		5,633	-	-		5,633
Prepaid expenses	7,446	-		7,446	287	-		7,733
Other current assets	1,952	-		1,952	-	-		1,952
Current assets of discontinued operations	8,157	-		8,157	-	-		8,157
Total current assets	277,857	-		277,857	381	25,343		303,581
Property and equipment, net	42,187	-		42,187	-	-		42,187
Intangible assets, net	364,722	-		364,722	-	-		364,722
Goodwill	81,775	-		81,775	-	-		81,775
Other long-term assets	1,676	-		1,676	-	-		1,676
Marketable securities held in Trust Account	-	-		-	115,007	(115,007)	B	-
Deferred tax asset	-	-		-	-	-	J	-
Non-current assets of discontinued operations	1,348	-		1,348	-	-		1,348
Total assets	$769,565	$-		$769,565	$115,388	$(89,664)		$795,289
Liabilities and Equity (Deficit)
Current liabilities:
Current portion of long-term debt and capital lease obligations	$119,545	(30,568)	A	$52,075	$-	$-		$52,075
		(36,902)	D
Current portion of contingent consideration	4,292	-		4,292	-	-		4,292
Accounts payable	74,217	-		74,217	-	-		74,217
Accrued expenses	60,713	-		60,713	-	-		60,713
Accounts payable and accrued expenses	-	-		-	393	-		393
Accrued offering costs	-	-		-	1	(1)	E	-
Contract liabilities	14,950	-		14,950	-	-		14,950
Current liabilities of discontinued operations	3,941			3,941	-	-		3,941
Total current liabilities	277,658	(67,470)		210,188	394	(1)		210,581
Capital lease obligations, net of current portion	16,471	-		16,471	-	-		16,471
Long-term debt, net of current portion and deferred financing fees	429,033	-		429,033		115,957	N	448,748
						(96,242)	O
Contingent consideration, net of current portion	24,137	-		24,137		-		24,137
Distributions payable	11,409	-		11,409	-	-		11,409
Warrant liability	-	-		-	217	-		217
Payable to related parties pursuant to tax receivable agreement	-	-		-	-	35,384	K	35,384
Total liabilities	758,708	(67,470)		691,238	612	55,098		746,948
Commitments
Temporary Equity:
Common stock subject to possible redemption	-	-		-	115,000	(115,000)	G	-
Equity:
Class A units	248,595	30,568	A	279,163	-	(279,163)	H	-
Accumulated other comprehensive income	471	-		471	-	-		471
Class A Common stock	-			-	-	-	C	1
						-	G
						1	H
						-	M
Class B Common Stock	-	1	D	1	-	2	H	3
						-	M
Additional paid-in-capital	-	36,901	D	36,901	1,201	35,915	C	297,041
						(24,032)	F
						994	G
						279,160	H
						(1,425)	I
						-	J
						52,099	M
						(48,388)	L
						(35,384)	K
Accumulated deficit	(238,209)			(238,209)	(1,425)	(7,255)	F	(297,563)
						1,425	I
						(52,099)	M
Non-controlling interest	-	-		-	-	48,388	L	48,388
Total equity (deficit)	10,857	67,470		78,327	114,776	(144,762)		48,341
Total liabilities and equity (deficit)	$769,565	$-		$769,565	$115,388	$(89,664)		$795,289

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss For the Nine Months Ended October 2, 2021

(In thousands, except per share data)

	For the Nine Months Ended October 2, 2021				For the Nine Months Ended September 30, 2021			For the Nine Months Ended October 2, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments		Pro Forma Combined
Revenue	$465,184	$-		$465,184	$-	$-		$465,184
Costs and expenses:
Cost of revenues	372,496	-		372,496	-	-		372,496
General and administrative	37,962	-		37,962	1,304	-		39,266
Transaction expenses	2,875	-		2,875	-	(1,559)	BB	1,316
Change in fair value of contingent consideration	(4,544)	-		(4,544)	-	-		(4,544)
Depreciation and amortization	39,136	-		39,136	-	-		39,136
Total costs and expenses	447,925	-		447,925	1,304	(1,559)		447,670
Income from operations	17,259	-		17,259	(1,304)	1,559		17,514
Other income (expense):
Gain on sale/disposal of property and equipment	514	-		514	-	-		514
Interest expense	(35,778)	6,740	AA	(29,038)	-	(12,297)	HH	(39,407)
						1,928	II
Loss on extinguishment of debt	(2,436)	-		(2,436)	-	-		(2,436)
Change in fair value of warrants		-			(125)	-		(125)
Interest earned on marketable securities held in Trust Account	-	-		-	7	(7)	CC	-
Total other income (expense)	(37,700)	6,740		(30,960)	(118)	(10,376)		(41,454)
Income tax benefit (provision)	-	-		-	-	546	DD	546
Loss from continuing operations	(20,441)	6,740		(13,701)	(1,422)	(8,271)		(23,394)
Loss from discontinued operations	(8,114)	-		(8,114)	-	-		(8,114)
Net loss	(28,555)	6,740		(21,815)	(1,422)	(8,271)		(31,508)
Other comprehensive income:
Foreign currency translation adjustment	75	-		75	-	-		75
Comprehensive loss	$(28,480)	$6,740		$(21,740)	$(1,422)	$(8,271)		$(31,433)
Net loss attributable to noncontrolling interest						(13,835)	FF	(13,835)
Net income (loss) attributable to controlling interest								(17,598)
Earnings per share:
Basic and diluted net loss per unit from continuing operations	$(10.21)
Basic and diluted net loss per unit from discontinued operations	$(3.75)
Basic and diluted net loss per unit	$(13.96)
Basic and diluted weighted average common units outstanding	2,161,951
Basic and diluted net loss per share, redeemable common stock					$(0.12)
Basic and diluted weighted average shares outstanding, redeemable common stock					8,804,029
Basic and diluted net loss per share, non-redeemable common stock					$(0.12)
Basic and diluted weighted average shares outstanding, non-redeemable common stock					3,099,440
Basic and diluted net loss per share from continuing operations								$(0.83)
Basic and diluted weighted average common shares outstanding								19,296,348

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss For the Year Ended December 31, 2020

(In thousands, except share and per share data)

	For the Year Ended December 31, 2020							For the Year Ended December 31, 2020
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments		Pro Forma Combined
Revenue	$656,524	$-		$656,524	$-	$-		$656,524
Costs and expenses:
Cost of revenues	597,583	-		597,583	-	-		597,583
General and administrative	47,049	-		47,049	-	1	EE	47,050
Transaction expenses	988	-		988	-	8,814	BB	9,802
Change in fair value of contingent consideration	(7,081)	-		(7,081)	-	-		(7,081)
Impairment of goodwill	28,802	-		28,802	-	-		28,802
Depreciation and amortization	46,475	-		46,475	-	-		46,475
Operating and formation costs	-	-		-	1	(1)	EE	-
Total costs and expenses	713,816	-		713,816	1	8,814		722,631
Loss from operations	(57,292)	-		(57,292)	(1)	(8,814)		(66,107)
Other income (expense):
Gain on sale/disposal of property and equipment	729	-		729	-	-		729
Interest expense	(37,659)	-		(37,659)	-	(16,396)	HH	(51,506)
						2,549	II
Loss on extinguishment of debt		(7,498)	GG	(7,498)	-	-		(7,498)
Total other income (expense)	(36,930)	(7,498)		(44,428)	-	(13,847)		(58,275)
Income tax benefit (provision)	-	-		-	-	7,932	DD	7,932
Loss from continuing operations	(94,222)	(7,498)		(101,720)	(1)	(14,729)		(116,450)
Loss from discontinued operations	(3,865)	-		(3,865)		-		(3,865)
Net loss	(98,087)	(7,498)		(105,585)	(1)	(14,729)		(120,315)
Other comprehensive income:
Foreign currency translation adjustment	239	-		239	-	-		239
Comprehensive loss	$(97,848)	$(7,498)		$(105,346)	$(1)	$(14,729)		$(120,076)
Net loss attributable to noncontrolling interest						(71,886)	FF	(71,886)
Net loss attributable to controlling interest								(48,190)
Earnings per share:
Basic and diluted net loss per unit from continuing operations	$(48.61)
Basic and diluted net loss per unit from discontinued operations	$(1.93)
Basic and diluted net loss per unit	$(50.54)
Basic and diluted weighted average common units outstanding	2,005,824
Basic and diluted net loss per share				$0.00
Basic and diluted weighted average common shares outstanding				2,500,000
Basic and diluted net loss per share from continuing operations								$(2.24)
Basic and diluted weighted average common shares outstanding								19,296,348

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.

The unaudited pro forma condensed combined balance sheet as of October 2, 2021 assumes that the Business Combination occurred on October 2, 2021. The unaudited pro forma combined statements of operations and comprehensive loss for the nine months ended October 2, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of QualTek as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in the Proxy Statement and incorporated herein by reference:

•	The historical unaudited consolidated condensed financial statements of ROCR as of and for the nine months ended September 30, 2021 and the historical audited financial statements of ROCR as of and for the year ended December 31, 2020; and

•	The historical unaudited condensed consolidated financial statements of QualTek as of and for the nine months ended October 2, 2021 and the audited consolidated financial statements of QualTek as of and for the year ended December 31, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of the Form 8-K. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of ROCR and QualTek.

2.	Accounting Policies

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). QualTek has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. In addition, we will present adjustments to QualTek’s historical financial statements (“QualTek Adjustments”), which represent transactions that have occurred in anticipation of the Business Combination that are required to be presented to illustrate the effects of the Business Combination on a pro forma basis.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustment to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of October 2, 2021 are as follows:

(A)     Represents the conversion of the Convertible Notes - Related Party — June 2021 upon the consummation of the Business Combination into Class A Units of the Company at a price of $83.23 per unit.

(B)     Reflects the reclassification of $115.0 million of marketable securities held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(C)     Represents the net proceeds from the private placement of 4.0 million shares of common stock for total proceeds of $35.9 million pursuant to the PIPE Investment to Class A Common Stock. Further, $24.7 million of the initial $60.6 million PIPE Investment will be funded through the Exchangeable Note Investment as part of adjustment (N).

(D)     Represents the conversion of the Pre-PIPE convertible notes at $6.40 per share to Class B Common Stock in an aggregate principal amount of $44.4 million, which is recorded net of debt discount of $7.5 million.

(E)     Reflects the settlement of $1.1 thousand of deferred underwriters’ fees. The fees are expected to be paid at the close of the Business Combination.

(F)     Represents estimated transaction costs incurred by ROCR and QualTek of approximately $31.3 million, in addition to the $1.1 thousand of deferred underwriting fees noted above, inclusive of legal, advisory, printing, and accounting fees. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $31.3 million. Equity issuance costs of $24.0 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2020.

(G)    Reflects the actual redemption of 11.4 million ROCR Public Shares at a redemption price of $10.0 per share for aggregate redemption payments of $114.0 million prior to the consummation of the Business Combination, and the reclassification of ROCR Public Shares not redeemed to Class A Common Stock and additional paid-in capital in permanent equity using par value of $0.0001 per share.

(H)     Represents recapitalization of QualTek’s Units and the issuance of approximately 11.9 million shares of Class A Common Stock and approximately 18.8 million shares of Class B Common Stock to the historical QualTek and Blocker equity holders as consideration for the reverse recapitalization.

(I)      Reflects the reclassification of ROCR’s historical accumulated deficit.

(J)     Represents adjustments to reflect applicable deferred income taxes of $26.0 million offset by a valuation allowance of $26.0 million. The deferred taxes are primarily related to the difference between the financial statement carrying amount and the tax basis in the QualTek partnership interest but also includes tax attributes (e.g., net operating losses) inherited from the Blocker. The basis difference primarily results from the Business Combination where ROCR will record a carryover tax basis in the QualTek partnership interests. The adjustment related to the deferred tax asset was calculated assuming: (1) the GAAP balance sheet as of October 2, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of October 2, 2021 adjusted for the pro forma entries described herein, and (3) a constant federal income tax rate of 21.0% and a blended state tax rate of 5.3% (net of federal tax benefit). Based on the weight of all positive and negative evidence, it was determined that the deferred tax asset is not more-likely-than-not to be realized. As such, a full valuation allowance was recorded.

(K)      Upon the Closing, ROCR will be a party to a tax receivable agreement (“TRA”). Under the terms of that agreement, ROCR generally will be required to pay to the TRA Holders 85% of the applicable cash tax savings, if any, in U.S. federal, state and local tax that ROCR realizes or is deemed to realize in certain circumstances as a result of (i) existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries allocable to ROCR as a result of the acquisition of Common Units by ROCR at the Closing of the Business Acquisition, (ii) tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement, and (iii) certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to the Reorganization Transaction. ROCR generally will retain the benefit of the remaining 15% of the applicable tax savings.

Upon the completion of the Business Combination, the Blocker TRA Holder will have exchanged their QualTek Common Units, which would create an obligation under the TRA. The $35.4 million adjustment related to the TRA assumes: (1) no cash paid to the TRA Parties in connection with the Business Combination, (2) a price per share of Company Class A Common stock equal $8, (3) a constant federal U.S. income tax rate of 5.30% and an assumed weighted-average state and local income tax rate of 21.00% (net of federal tax benefit), (4) no material changes in tax law, (5) the ability to utilize some, but not all, of the tax attributes based on current alternative anticipated tax forecasts, and (6) future payments under the TRA. If there was sufficient income to utilize all tax attributes, the adjustment related to the TRA would be $45.62 million.

The amount of expected future payments under the TRA is dependent upon a number of factors, including the Company’s cash tax savings, the enacted tax rate in the years in which it utilizes tax attributes subject to the TRA, and current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations, which could have a material impact on the liability to be paid. If the Company exercises its right to terminate the TRA or in the case of a change in control of the Company or a material breach of the Company’s obligations under the TRA all obligations under the TRA will be accelerated and the Company will be required to make a payment to the TRA Parties. Such payment would be in an amount equal to the present value of future payments under the TRA, as determined based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the tax deductions and other tax attributes subject to the TRA.

Due to the uncertainty as to the amount and timing of future exchanges of QualTek Common Units by the TRA Holders and as to the price of Class A Common Stock at the time of any such exchanges, the unaudited pro forma condensed combined financial information does not assume that any existing equityholder of QualTek has exchanged Common Units that would create an obligation to the Purchase TRA Holders or Exchange TRA Holders (both as defined in the TRA) under the TRA. Future exchanges will result in incremental tax attributes and potential cash tax savings for ROCR. Depending on ROCR’s assessment on realizability of such tax attributes, the arising TRA liability will be recorded at the exchange date.

(L)     Represents the allocation of net assets to the non-controlling interests, which are primarily due to the retained interests of the BCP and certain members of QualTek management in QualTek. Non-controlling interest was calculated using the post-acquisition number of Class B shares retained by QualTek owners as a percentage of total common shares multiplied by total adjusted equity. Total equity was adjusted to remove the value of any adjustments that solely impact the equity of ROCR and are not related to the equity in the QualTek partnership.

	As of October 2, 2021	Adjustment
(in thousands except share and per share data)	Pro Forma Combined	Tickmark
Total equity (deficit)	$48,341
Adjustments to equity excluded from the calculation of noncontrolling interest
Payable to related parties pursuant to tax receivable agreement	35,384	(K)
Adjusted total equity (deficit)	$83,725
Retained interest of QualTek equityholders	58%
Noncontrolling interest	$48,388

(M)    Represents the issuance of the Earnout Shares consisting of 2.3 million shares of Class A Common Stock (Blocker Owner Earnout Shares) and 3.8 million shares of Class B Common Stock (Earnout Voting Shares). The existing shareholders of the Blocker and QualTek will each receive their proportionate amount of Earnout Shares (and in the case of the historical owners of QualTek, a corresponding number of Earnout Common Units) based on their share of merger consideration received upon consummation of the Business Combination. The Earnout Shares have an estimated fair value of $52.0 million, which was determined by using a Monte Carlo simulation to forecast the future daily price per share of Class A common stock over the earnout period of five years. The earnout triggering events are detailed within the section entitled “The Business Combination Agreement — Consideration to be Received in the Business Combination — The Earnout Shares and Earnout Common Units” within the Proxy Statement.

(N)     Represents the Exchangeable Note Investment expected to be issued on the closing date, including the $24.7 million of cash from the initial PIPE Investment that is now expected to be funded through the Exchangeable Note. The adjustment amounts have been calculated as follows:

(in thousands)	As of October 2, 2021
Investment expected from current Exchangeable Note Subscribers	$100,000
Initial PIPE Investment expected to be funded through Exchangeable Note	24,685
Less: Exchangeable Note financing fees	(8,728)
Total pro forma adjustment	$115,957

(O)   Represents the paydown of $96.2 million of QualTek’s debt associated with their line of credit arrangement outstanding as of October 2, 2021.

Adjustment to Unaudited Pro Forma Combined Statements of Operations and Comprehensive Loss

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended October 2, 2021 and the year ended December 31, 2020 are as follows:

(AA) Reflects elimination of interest expense on the QualTek convertible notes for the nine months ended October 2, 2021.

(BB) Reflects the total estimated transaction costs in the unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations and comprehensive loss. As such, transaction costs included in the historical QualTek results for the nine months ended October 2, 2021 have been eliminated and included in the unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2020. This is a non-recurring item.

(CC) Reflects elimination of investment income on the Trust Account.

(DD) Reflects the adjustment to income tax benefit as a result of the tax impact on pro forma net loss from continuing operations attributable to ROCR at the estimated combined federal and state statutory tax rate of 26.3%.

(EE) Reflects the reclassification of operating and formation costs to general and administrative expenses.

(FF) Represents the allocation of net loss to the non-controlling interests due to the Common Units held by BCP and certain members of QualTek management upon closing. The amounts have been calculated as follows:

(in thousands)	For the nine months ended October 2, 2021	For the year ended December 31, 2020
Pro Forma Combined Loss from continuing operations	$(23,394)	$(116,450)
Pro Forma Combined Income tax provision	(546)	(7,932)
Pro Forma Combined Pre-tax Loss from continuing operations	(23,940)	(124,382)
Retained interest of QualTek equityholders	58%	58%
Pro Forma Combined income/(loss) from continuing operations related to noncontrolling interest	$(13,835)	$(71,886)

(GG) Represents the loss on debt extinguishment related to the Company’s expected conversion of the Pre-PIPE Convertible Notes at close. This is a non-recurring item.

(HH) Represents interest expense on the expected Exchangeable Note Investment at close. The adjustment amounts have been calculated as follows:

(in thousands)	For the nine months ended October 2, 2021	For the year ended December 31, 2020
Interest expense related to Exchangeable Note Investment	$10,988	$14,650
Amortization of deferred financing fees	1,309	1,746
Total pro forma adjustment	$12,297	$16,396

Interest expense on the Exchangeable Notes has been calculated assuming a 11.75% annual interest rate. A 0.125% change in the estimated interest rate on the variable rate Exchangeable Note Investment would result in an increase or decrease in the pro forma annual interest expense of approximately $0.2 million.

(II)       Reflects the elimination of the line of credit’s interest expense of $1.9 million and $2.5 million for the nine months ended October 2, 2021 and for the year ended December 31, 2020, respectively, assuming the paydown of the line of credit’s outstanding balance in conjunction with the Business Combination as if it occurred on January 1, 2020.

4.	Loss per share

The unaudited pro forma condensed combined basic and diluted net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Pro forma basic and diluted net loss per share has been prepared using actual redemptions by the Company’s public stockholders of shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account for each respective period.

In accordance with the terms of the Business Combination Agreement, the Earnout Shares will be considered legally issued and outstanding shares of common stock issued to the historical Blocker and QualTek owners, subject to restrictions on transfer and voting described in the section entitled “The Business Combination Agreement — The Earnout Shares and Earnout Common Units” within the Proxy Statement. The 2.3 million Blocker Owner Earnout Shares are entitled to receive, ratably with the other outstanding Class A Common Stock, dividends, and other distributions prior to vesting, at which point they become issued common stock. The 3.8 million Earnout Voting Shares have only voting rights and therefore are not entitled to receive any distributions. For additional information on the Earnout Shares, refer to the section entitled “The Business Combination Agreement — The Earnout Shares and Earnout Common Units” within the Proxy Statement.

Pro forma basic and diluted net loss per share is presented in conformity with the two-class method required for participating securities, as the Blocker Owner Earnout Shares are considered participating securities. The net loss per share amounts is the same for Class A Common Stock and the Blocker Owner Earnout Shares because the holders of each are legally entitled to equal per share earnings, losses, and distributions, whether through dividends or liquidation. Shares of Class B Common Stock do not participate in the earnings or losses of the Combined Company and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of Class B Common Stock under the two-class method has not been presented.

	Pro Forma Combined
(in thousands except share and per share data)	For the nine-months ended October 2, 2021	For the year ended December 31, 2020
Pro forma net income (loss) attributable to the controlling interest (in thousands)	$(17,598)	$(48,190)
Less: undistributed earnings attributable to Class A Earnout Shares	(1,856)	(5,082)
Pro forma income (loss) from continuing operations attributable to common shareholders (in thousands) - basic	$(15,742)	$(43,108)
Weighted average common shares outstanding - basic and diluted	19,296,348	19,296,348
Net loss per share - basic and diluted	$(0.83)	$(2.23)

Weighted average common shares calculation
Existing QualTek Equity Holders	11,923,939	11,923,939
ROCR Public Shareholders	100,409	100,409
Founder Shares	3,283,000	3,283,000
Pre-PIPE Investors	-	-
PIPE Investors	3,989,000	3,989,000
Weighted average common shares outstanding, basic and diluted	19,296,348	19,296,348

The unaudited pro forma condensed combined financial statements reflect a net loss in all periods presented and therefore the effect of the following securities are not included in the calculation of diluted loss per share as including them would have had an anti-dilutive effect:

Pro Forma Combined
Excluded from the calculation(1)
Class B Common Stock	29,538,575
Private Warrants	102,000
Public Warrants	2,875,000
Exchangeable Notes	12,468,500
Total potentially dilutive shares excluded from calculation	44,984,075

(1)	This table excludes Earnout Voting Shares as the earnout contingency has not been met at period end.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA OF ROCR AND QUALTEK

The following table sets forth summary historical comparative share information for ROCR and QualTek and unaudited pro forma condensed combined per share information after giving effect to the Business Combination. The pro forma book value information reflects the Business Combination as if it had occurred on October 2, 2021. The weighted average shares outstanding and net loss per share information reflect the Business Combination as if they had occurred on January 1, 2020.

This information is only a summary and should be read in conjunction with the historical financial statements and related notes of ROCR and QualTek that are included in the Proxy Statement and incorporated herein by reference. The unaudited pro forma combined per share information of ROCR and QualTek is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in an exhibit of Form 8-K.

The unaudited pro forma condensed combined per share information has been presented for informational purposes only and is not necessarily indicative of what the Combined Company’s results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the unaudited pro forma combined book value per share information does not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:

	QualTek (Historical)	ROCR (Historical)	Pro Forma Combined
As of and for the nine months ended October 2, 2021
Book value per share (1)	$4.88	$(0.07)		$2.24
Weighted average share outstanding, redeemable common stock – basic and diluted		8,804,029
Net loss per share, redeemable common stock – basic and diluted		$(0.12)
Weighted average share outstanding non-redeemable common stock – basic and diluted		3,099,440
Net loss per share, non-redeemable common stock – basic and diluted		$(0.12)
Weighted average share common units outstanding - basic and diluted	2,161,951
Net loss per unit – basic and diluted	$(13.96)
Weighted average share outstanding of common stock – basic and diluted				19,296,348
Net loss per share of common stock – basic and diluted				$(0.83)
As of and for the year ended December 31, 2020
Book value per share (1)	$14.77	$0.01	$	N/A (2)
Weighted average share outstanding of common stock – basic and diluted		2,500,000		19,296,348
Net loss per share of common stock – basic and diluted		$0.00		$(2.23)
Weighted average share common units outstanding - basic and diluted	2,005,824
Net loss per unit – basic and diluted	$(50.54)

(1)	Book value per share = (Total equity)/common shares outstanding. In the case of the Pro Forma Combined, the denominator consists of shares of Class A Common Stock as the shares of Class B Common Stock have no economic rights.

(2)	Pro Forma balance sheet as of December 31, 2020 not required and as such, no such calculation included in this table.